                          NUVEEN INVESTMENT TRUST II

                                   AMENDED

                  ESTABLISHMENT AND DESIGNATION OF SERIES OF

                         SHARES OF BENEFICIAL INTEREST


     WHEREAS, pursuant to Section 2 of Article IV of the Declaration of Trust dated June 27, 1997 (the "Declaration"), of Nuveen Investment Trust II, a Massachusetts business trust (the "Trust"), the Trustees of the Trust, on June 27, 1997 established and designated one series of Shares (as defined in the Declaration) of the Trust by the execution of an instrument establishing and designating such series and setting forth the special and relative rights of such series (the "Designation");

     WHEREAS, on August 13, 1997, the Trustees amended the Designation in order to redesignate the name of the series from Nuveen Blue Chip Growth Fund to Nuveen Rittenhouse Growth Fund;

     WHEREAS, on October 15, 1999, the Trustees amended and restated the Designation in order to establish and designate two additional series of shares, Nuveen Innovation Fund and Nuveen International Growth Fund;

     WHEREAS, the Trustees of the Trust now desire to further amend and restate the Designation in order to establish and designate one additional series of shares.

     NOW, THEREFORE, the Trustees of the Trust, this 11th day of September, 2000, hereby amend and restate the Designation to add to the existing series one new series, Nuveen Select Stock Fund, (the "Fund") to have the special and relative rights described below:
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                                      -2-


     1.  The following Funds are established and designated:


               Nuveen Rittenhouse Growth Fund

               Nuveen Innovation Fund

               Nuveen International Growth Fund

               Nuveen Select Stock Fund

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of each Fund shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shareholders of that Fund may vote in accordance with the Declaration, shall represent a pro rata beneficial interest in the assets allocated or belonging to such Fund, and shall be entitled to receive its pro rata share of the net assets of such Fund upon liquidation of such Fund, all as provided in Article IV, Sections 2 and 5 of the Declaration. The proceeds of the sale of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote either separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to such Fund as provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rules, and by the Declaration.

     4. The assets and liabilities of the Trust shall be allocated among each Fund and any other series of Shares that may be established from time to time as set forth in Article IV, Section 5 of the Declaration.

     5. The designation of each Fund hereby shall not impair the power of the Trustees from time to time to designate additional series of Shares of the Trust.

     6. Subject to the applicable provisions of the 1940 Act and the provisions of Article IV, Sections 2 and 5 of the Declaration, the Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund now or hereafter created, or to otherwise change the special relative rights of each Fund designated hereby without any action or consent of the Shareholders.

     IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 11th day of September, 2000.

/s/ Timothy R. Schwertfeger                    /s/ James E. Bacon
---------------------------                    ------------------
Timothy R. Schwertfeger,                       James E. Bacon,
 as Trustee                                     as Trustee
333 West Wacker Drive                          333 West Wacker Drive
Chicago, Illinois 60606                        Chicago, Illinois 60606



/s/ Jack B. Evans                              /s/ William L. Kissick
-----------------                              ----------------------
Jack B. Evans,                                 William L. Kissick,
 as Trustee                                     as Trustee
333 West Wacker Drive                          333 West Wacker Drive
Chicago, Illinois 60606                        Chicago, Illinois 60606



/s/ Thomas E. Leafstrand                       /s/ Sheila W. Wellington
------------------------                       ------------------------
Thomas E. Leafstrand,                          Sheila W. Wellington
 as Trustee                                     as Trustee
333 West Wacker Drive                          333 West Wacker Drive
Chicago, Illinois 60606                        Chicago, Illinois 60606




STATE OF ILLINOIS   )
                    ) SS.
COUNTY OF COOK      )

On this 11th day of September, 2000, personally appeared before me, a Notary Public in and for said County and State, the person named above who is known to me to be the person whose name and signature is affixed to the foregoing Power of Attorney and who acknowledged the same to be his voluntary act and deed for the intent and purposes therein set forth.

"OFFICIAL SEAL"
Virginia L. Corcoran                     /s/ Virginia L. Corcoran
Notary Public, State of Illinois         ------------------------
My Commission Expires: 10/27/01          Notary Public